UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6649 Westwood Blvd., Orlando, FL		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On October 1, 2019, Marriott Ownership Reports, Inc. (the “Issuer”), a wholly owned subsidiary of Marriott Vacations Worldwide Corporation (“MVW”), entered into an Indenture (the “Indenture”), by and among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, in connection with the issuance and sale by the Issuer to J.P. Morgan Securities LLC, as the representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”), and the other Initial Purchasers of $350 million aggregate principal amount of the Issuer’s 4.750% Senior Notes due 2028 (the “Notes”).

The Issuer intends to use the net proceeds from the Notes (i) to redeem all of the $140 million outstanding aggregate principal amount of the 5.625% Senior Notes due 2023 issued by Interval Acquisition Corp. (the “Existing IAC Notes”), (ii) to redeem all of the $88 million outstanding aggregate principal amount of the 5.625% Senior Notes due 2023 issued by the Issuer and ILG, LLC (the “Existing Exchange Notes”), (iii) to repay a portion of the outstanding borrowings under MVW’s $600 million revolving credit facility (the “Revolving Credit Facility”), (iv) to pay transaction expenses and fees in connection with each of the foregoing and (v) for general corporate purposes.

On September 17, 2019, the Issuer and ILG, LLC issued a conditional redemption notice with respect to the Existing Exchange Notes and Interval Acquisition Corp. issued a redemption notice with respect to the Existing IAC Notes. The obligation of the Issuer and ILG, LLC to redeem the Existing Exchange Notes is conditioned on the closing of the Notes offering, and that condition was satisfied on October 1, 2019.

The Notes will bear interest at a rate of 4.750% per year, payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020. The Notes will mature on January 15, 2028.

The Notes will initially be guaranteed on a senior unsecured basis by MVW and each of MVW’s subsidiaries that guarantees the Corporate Credit Facility (as defined below), and, in the future, by each of MVW’s subsidiaries (other than receivables subsidiaries or foreign subsidiaries) that becomes a borrower or a guarantor under a credit facility or other capital markets debt securities of the Issuer or any guarantor of the Notes. “Corporate Credit Facility” means MVW’s corporate credit facility consisting of a $900 million term loan facility which matures on August 31, 2025, and the Revolving Credit Facility with a borrowing capacity of $600 million that terminates on August 31, 2023.

The Notes are senior unsecured obligations of the Issuer and the guarantors thereof, rank pari passu in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness (including borrowings under the Corporate Credit Facility, the Issuer’s outstanding 6.500% Senior Notes due 2026 and MVW’s outstanding 1.50% Convertible Senior Notes due 2022 (with respect to MVW only)), will be senior in right of payment to any future subordinated indebtedness of the Issuer and the guarantors, are effectively junior to all of the Issuer’s and the guarantors’ existing and future secured indebtedness (including under the Corporate Credit Facility) to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to any existing and future obligations of any of MVW’s subsidiaries that do not guarantee the Notes.

Prior to September 15, 2022, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the date of redemption. Additionally, prior to September 15, 2022, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 104.75% of the principal amount of the Notes, together with accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the date of redemption. On or after September 15, 2022, the Issuer may, at its option, redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date if redeemed during the twelve-month period commencing on September 15 of the years indicated below:

Year	Price
2022	102.375%
2023	101.188%
2024 and thereafter	100.000%

If MVW experiences a “Change of Control” (as defined in the Indenture) or sells certain of its assets, MVW will be required to repurchase the Notes at the prices set forth in the Indenture, subject to certain conditions.

The Indenture contains certain covenants, which among other things, limit the ability of MVW and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting MVW’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of its property. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the Notes or the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

In connection with the offer and sale of the Notes, the Issuer and the guarantors entered into a Registration Rights Agreement, dated as of October 1, 2019 (the “Registration Rights Agreement”), with the Representative. Pursuant to the Registration Rights Agreement, the Issuer and the guarantors have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Notes can exchange the Notes for freely tradable notes registered under the Securities Act of 1933, as amended (the “Securities Act”), having substantially the same terms as the Notes (except that the registered notes will not contain terms with respect to special interest, registration rights or transfer restrictions) and evidencing the same indebtedness as the Notes and exchange the related note guarantees for registered guarantees having substantially the same terms as the original note guarantees. The Issuer and the guarantors may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Issuer and the guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, the Issuer may be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 1.00% per annum.

The offer and sale of the Notes and the related guarantees were made in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of the Indenture, the Notes and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the form of Note and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

Information included or incorporated by reference in this communication, and information which may be contained in other filings with the SEC and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this communication. We do not have any intention or obligation to update forward-looking statements after the date of this communication, except as required by law.

We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, changes in supply and demand for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the SEC and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1

Indenture, dated as of October 1, 2019, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 4.750% Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of October 1, 2019, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and J.P. Morgan Securities LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(Registrant)

Date: October 1, 2019	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer